PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1966


                            Merrill Lynch & Co., Inc.


                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:          $125,000,000


CUSIP Number:              59018S6S8


Interest Rate:             7.57000%


Original Issue Date:       May 11, 2000


Stated Maturity Date:      November 9, 2001


Interest Payment Dates:    Semi-Annual on Nov. 9, 2000 and May 9, 2001 and at
                           maturity.

Repayment at the Option
of the Holder:             The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the Option
of the Company:            The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank